         As filed with the Securities and Exchange Commission on January 8, 2002

                                                      Registration No. 333-36840

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              --------------------

                         POST-EFFECTIVE AMENDMENT NO. 2
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                              --------------------

                       UNITED STATES STEEL CORPORATION(1)
             (Exact name of Registrant as Specified in Its Charter)


             DELAWARE                                     25-1897152
    (State or Other Jurisdiction                       (I.R.S. Employer
  of Incorporation or Organization)                  Identification Number)


    600 GRANT STREET PITTSBURGH, PA                       15219-2800
(Address of Principal Executive Offices)                  (Zip Code)

                              --------------------


            USX CORPORATION SAVINGS FUND PLAN FOR SALARIED EMPLOYEES
       (TO BE RENAMED "UNITED STATES STEEL CORPORATION SAVINGS FUND PLAN
                            FOR SALARIED EMPLOYEES")
                            (Full Title of the Plan)

                              --------------------


                                 Dan D. Sandman
            Vice Chairman and Chief Legal & Administrative Officer,
                         General Counsel and Secretary
                         United States Steel Corporation
                   600 Grant Street, Pittsburgh, PA 15219-2800
                     (Name and Address of Agent For Service)


                                 (412) 433-1121
          (Telephone Number, Including Area Code, of Agent For Service)

                              --------------------

(1) This Post-Effective Amendment No. 2 is being filed by United States Steel Corporation as successor issuer to USX Corporation pursuant to Rule 414 promulgated under the Securities Act of 1933, as amended.

            POST-EFFECTIVE AMENDMENT NO. 2 TO REGISTRATION STATEMENT

                                     GENERAL

     This Post-Effective Amendment No. 2 ("Post-Effective Amendment No. 2") to the Registration Statement on Form S-8 (File No. 333-36840) (the "Registration Statement") of Marathon Oil Corporation, a Delaware corporation formerly known as USX Corporation ("MOC"), is filed pursuant to Rule 414 promulgated under the Securities Act of 1933, as amended (the "Act"), by United States Steel Corporation, ("USS" or the "Corporation"). In connection with the Separation (as defined below), USS hereby adopts this Registration Statement as its own for all purposes under the Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"). After giving effect to the filing of this Post-Effective Amendment No. 2, USS will be the issuer of the shares of common stock, par value $1.00 per share ("United States Steel Corporation Common Stock), covered by this Registration Statement and MOC will not be the registrant hereunder.

     After giving effect to the filing of this Post-Effective Amendment No. 2, the plan to which the Registration Statement relates will be the United States Steel Corporation Savings Fund Plan for Salaried Employees (the "Plan"), which amends and restates in its entirety the USX Corporation Savings Fund Plan for Salaried Employees. After giving effect to the filing of this Post-Effective Amendment No. 2, the securities covered by this Registration Statement will be 1,000,000 shares of United States Steel Corporation Common Stock.

     The Plan became effective in accordance with its terms upon the consummation of the Separation.

                                 THE SEPARATION

     On July 31, 2001, the Board of Directors of MOC approved a Plan of Reorganization (the "Plan of Reorganization") to separate MOC into two independent companies (the "Separation"). The Separation became effective as of 11:59 p.m. on December 31, 2001. As a result of the Separation, the businesses of the U. S. Steel Group of MOC (the "Steel Group") are now owned and operated by United States Steel Corporation, an independent, publicly traded company wholly owned by the holders of the formerly outstanding USX-U. S. Steel Group Common Stock, par value $1.00 per share ("Steel Group Stock"). Pursuant to the Agreement and Plan of Reorganization, among other things: (i) USX Merger Corporation, a wholly owned subsidiary of MOC, was merged with and into MOC, with MOC being the surviving corporation, (ii) each outstanding share of Steel Group Stock was converted into the right to receive one share of United States Steel Corporation Common Stock, (iii) MOC changed its name from USX Corporation to Marathon Oil Corporation, and continues to own and operate the businesses of the Marathon Group of MOC, and (iii) the USX-Marathon Group Common Stock, par value $1.00 per share, remains outstanding, unaffected by the Separation, as the sole outstanding shares of common stock of MOC. The Separation and related transactions are described more fully in USS's Registration Statement on Form S-4 filed with the Securities and Exchange Commission (the "Commission") (File No. 333-69090) on September 7, 2001, as amended on September 20, 2001.

                                     PART I
                INFORMATION REQUIRED IN SECTION 10(A) PROSPECTUS

     Note: The document(s) containing the information concerning the Plan required by Item 1 of Form S-8 and the statement of availability of registrant information, Plan information and other information required by Item 2 of Form S-8 will be sent or given to employees as specified by Rule 428. In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. USS shall maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, USS shall furnish the Commission or its staff a copy or copies of any or all documents included in such file.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents have been filed by United States Steel Corporation, a Delaware corporation ("USS" or the "Corporation"), and its predecessor Marathon Oil Corporation, a Delaware corporation formerly known as USX Corporation ("MOC"), with the Commission and are incorporated herein by reference:


            SEC FILINGS                                                        PERIOD

MOC's Annual Report on Form 10-K                    Year ended December 31, 2000, as filed on March 12, 2001, as amended on September 14, 2001.

MOC's Annual Report of Employee Stock               Year ended December 31, 2000, as filed on July 16, 2001
Purchase Plans on Form 11-K

MOC's Quarterly Reports on Form 10-Q                Quarter ended March 31, 2001, as filed on May 11, 2001;
                                                    Quarter ended June 30, 2001, as filed on August 6, 2001;
                                                    Quarter ended September 30, 2001, as filed on November 9, 2001.

MOC's Current Reports on Form 8-K                   Dated February 27, 2001, April 24, 2001, June 15, 2001, July 2,
                                                    2001, July 31, 2001, August 1, 2001, August 2, 2001, August 6,
                                                    2001, October 12, 2001, October 22, 2001, October 25, 2001,
                                                    November 2, 2001, November 5, 2001, November 7, 2001,
                                                    November 28, 2001, December 4, 2001 and December 14, 2001.

USS's Current Report on Form 8-K                    Dated January 3, 2002.

MOC's Proxy Statement on Schedule 14A               Filed on August 15, 2001

The description of USS's common stock               Filed on December 31, 2001.
set forth in USS's Registration Statement
on Form 8-A/A pursuant to Section 12 of the
Exchange Act, including any amendment
or report filed for the purpose of updating
any such description


     All documents filed by USS with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereby have been sold or that de-registers all securities then remaining unsold, shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the date of filing of such documents.

     Any statement contained in this Registration Statement, in an amendment hereto, or in a document incorporated by reference herein, shall be deemed modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, in any subsequently filed supplement to this Registration Statement, or any document that is also incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   DESCRIPTION OF SECURITIES.

Not applicable.

Item 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Robert M. Stanton, Assistant General Counsel and Assistant Secretary of USS, who is passing on the validity of the common stock offered pursuant to the Plan, owns shares of United States Steel Corporation Common Stock.


Item 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Article V of the By-Laws of the Corporation provides that the Corporation shall indemnify to the fullest extent permitted by law any person who is made or is threatened to be made a party or is involved in any action, suit, or proceeding whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as an officer, director, employee or agent of another corporation, partnership, joint venture, trust, enterprise, or nonprofit entity.

     The Corporation is empowered by Section 145 of the Delaware General Corporation Law, subject to the procedures and limitations stated therein, to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was an officer, employee, agent or director of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The Corporation may indemnify any such person against expenses (including attorneys' fees) in an action by or in the right of the Corporation under the same conditions, except that no indemnification is permitted without judicial approval if such person is adjudged to be liable to the Corporation. To the extent a director or officer is successful on the merits or otherwise in the defense of any action referred to above, the Corporation must indemnify him against the expenses which he actually and reasonably incurred in connection therewith.

     Policies of insurance are maintained by the Corporation under which directors and officers of the Corporation are insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities which might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been such directors or officers.

     The Corporation's Certificate of Incorporation provides that no director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director, except
(i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

Item. 7.  EXEMPTIONS FROM REGISTRATION CLAIMED.

Not applicable.

Item 8.   EXHIBITS.

          Refer to Exhibit Index following.

Item 9.   UNDERTAKINGS.

     (a) The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on January 8, 2002.


                                        UNITED STATES STEEL CORPORATION


                                        By: /s/ Gretchen R. Haggerty
                                            -----------------------------------
                                            Gretchen R. Haggerty
                                            Senior Vice President and Controller

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 2 to the Form S-8 Registration Statement has been signed below by the following persons in the capacities indicated on January 8, 2002.



                  NAME                                               TITLE
                   *                                        Chairman of Board, Chief
---------------------------------------                 Executive Officer and President
             Thomas J. Usher                          (Principal Executive Officer and Director)

                   *                                  Vice Chairman & Chief Financial Officer
---------------------------------------                   (Principal Financial Officer
            John P. Surma, Jr.                                     and Director)

         /s/ Gretchen R. Haggerty
---------------------------------------              Senior Vice President and Controller
           Gretchen R. Haggerty                                    (Controller)

                   *
---------------------------------------
             J. Gary Cooper                                         Director

                   *
---------------------------------------
            Robert J. Darnall                                       Director

                   *
---------------------------------------
             Roy G. Dorrance                               Vice Chairman and Director

                   *
---------------------------------------
           Shirley Ann Jackson                                      Director

                   *
---------------------------------------
              Charles R. Lee                                        Director

                   *
---------------------------------------
              Paul E. Lego                                          Director

                   *
---------------------------------------
          John F. McGillicuddy                                      Director





                  NAME                                      TITLE
                   *
------------------------------------------
             Dan D. Sandman                         Vice Chairman and Director

                   *
------------------------------------------
            Seth E. Schofield                               Director

                   *
------------------------------------------
              John W. Snow                                  Director

                   *
------------------------------------------
            Douglas C. Yearley                              Director


*By: /s/ Gretchen R. Haggerty
    --------------------------------------
    Gretchen R. Haggerty, attorney-in fact


                                 EXHIBIT INDEX

Exhibit
Number                            Description
-------                           -----------

4(a) Rights Agreement, dated as of December 31, 2001, by and between USS and Mellon Investor Services, LLC, as Rights Agent filed as Exhibit 4 to the Registration Statement on Form 8-A/A, filed on December 31, 2001 and incorporated herein by reference).
4(b) Indenture, dated as of July 27, 2001, among United States Steel LLC and United States Steel Financing Corp., Issuers, USX Corporation, Guarantor, and The Bank of New York, Trustee (incorporated by reference to Exhibit 4.2 to USX Corporation's Form 10-Q filed for the period ending June 30, 2001).
4(c) Form of Indenture among United States Steel LLC, Issuer; USX Corporation, Guarantor; and The Bank of New York, Trustee (incorporated by reference to Exhibit 4.1 to United States Steel's Registration Statement on Form S-4/A (File No. 333-71454) filed on November 5, 2001).
5 Opinion of Robert M. Stanton regarding the validity of United States Steel Corporation common stock to be issued.
23(a)     Consent of PricewaterhouseCoopers LLP.
23(b) Consent of Robert M. Stanton, contained in opinion of counsel filed as Exhibit 5.
24        Powers of Attorney.